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                                                                     EXHIBIT 4.2

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER AND HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                         Principal Amount $_______,000
No. R-                                             as revised by the Schedule of
                                                Changes in Outstanding Principal
CUSIP NO. 337738 AE 8                       Amount attached hereto as Schedule 1

                                  FISERV, INC.

                                3% NOTE DUE 2008

        Fiserv, Inc., a Wisconsin corporation (the "Company"), which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay Cede & Co., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum of ______________________ Dollars ($_______,000) as revised by the Schedule of Changes in Outstanding Principal Amount attached hereto as Schedule 1 on June 27, 2008 (the "Stated Maturity Date"), unless this Note is redeemed on a Redemption Date (as defined on the reverse hereof) prior to the Stated Maturity Date in accordance with the provisions specified on the reverse hereof (such Stated Maturity Date or any Redemption Date is referred to herein as the "Maturity Date" with respect to the principal repayable on such date), and to pay interest on the outstanding principal amount of this Note from June 27, 2003 or, if applicable, the most recent "Interest Payment Date" to which interest has been paid or duly made available for payment, semi-annually in arrears on June 27 and December 27 of each year, commencing December 27, 2003, and, if applicable, on the Maturity Date, at the rate of 3% per annum, until the principal hereof is paid or duly made available for payment.

        The interest so payable, and punctually paid or duly made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the June 12 or December 12 (whether or not a Business
Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly made available for payment shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice of which shall be given to Holders of Notes not

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less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        Interest payments on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date and, if applicable, on the Maturity Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or June 27, 2003, if no interest has been paid or been duly made available for payment) on this Note to but excluding such Interest Payment Date or the Maturity Date, as the case may be.

        The principal of and premium, if any, and interest, if any, on this Note payable on the Maturity Date will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (the "Place of Payment"). The Company hereby appoints BNY Midwest Trust Company as Paying Agent for the Notes where Notes may be presented or surrendered for payment or transfer or exchange and where notices, designations or requests in respect of payments with respect to the Notes may be served.

        If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day (as defined below), principal, premium, if any, or interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to such next succeeding Business Day. "Business Day" means any day other than Saturday, Sunday or other day on which banking institutions in The City of New York are obligated or authorized by law, regulation or executive order to close.

        Payments in respect of this Note will be made by the Company in immediately available funds in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                         FISERV, INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:
Attest:

By:
   ---------------------------------
   Name:
   Title:

                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes of the series designated therein referred to in the Indenture.

BNY Midwest Trust Company, as Trustee

By:
   ---------------------------------
   Authorized Signatory

Dated:

                                 REVERSE OF NOTE

                                  FISERV, INC.

                                3% NOTE DUE 2008

        This Note is one of a duly authorized issue of senior debt securities of the Company issued under an Indenture, dated as of June 27, 2003 (the "Indenture"), among the Company and BNY Midwest Trust Company, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which senior debt securities are, and are to be, authenticated and delivered thereunder. This Note is one of the duly authorized series of senior debt securities of the Company designated as "3% Notes due 2008" (the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is initially limited to $100,000,000 (subject to the provisions of the Indenture). Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Indenture.

        In case an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may, and in certain cases shall, be accelerated in the manner and with the effect provided in the Indenture.

        This Note will be redeemable, in whole or in part, at the option of the Company at any time or from time to time on a date fixed for redemption therefor (a "Redemption Date") at a redemption price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on this Note or the portion hereof to be redeemed (not including any unpaid interest accrued thereon to such Redemption Date), discounted to such Redemption Date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in the case of each of clause (i) and (ii) above, unpaid interest accrued thereon to the Redemption Date (collectively, the "Redemption Price"). Notwithstanding the foregoing, the Company will pay any interest installment due on an Interest Payment Date that occurs on or before a Redemption Date to the Holder of this Note as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

        Written notice of any redemption will be mailed to the Holder of this Note at least 30 days but not more than 60 days prior to the Redemption Date. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on this Note or the portion hereof called for redemption.

        If less than all of the Notes are to be redeemed by the Company, the Trustee will elect, in such manner as it deems fair and appropriate, the Notes to be redeemed in whole or in part.

        This Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date and is not subject to, or entitled to the benefit of, any sinking fund.

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        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders a majority in the principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rate, and in the currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of any authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for the same aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

        The Notes are issuable only in fully registered form without interest coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

        No service charge shall be made for any registration of transfer or exchange, but the Company may, in certain cases, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner and Holder hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

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        This Note shall be governed by, and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, but otherwise without regard to the conflict of law rules of such State.

                                        7

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                                                                      Schedule 1

               SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

        This is a Global Note within the meaning of the Indenture. The following notations in respect of changes in the outstanding principal amount of this Global Note have been made:

          INITIAL PRINCIPAL      CHANGE IN OUTSTAND          NEW      NOTATION
DATE            AMOUNT            PRINCIPAL AMOUNT         BALANCE     MADE BY
------    -----------------      ------------------        -------    ---------

                                        8